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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Ocwen Financial Corporation of our report dated January 28, 1999 relating to the financial statements appearing in Ocwen Asset Investment Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
--------------------------------
PricewaterhouseCoopers LLP
Ft. Lauderdale, Florida
August 26, 1999